UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

Item 1: On May 17, 2017, Elliott issued the following letters and the materials attached hereto as Exhibit 1 to the Company’s shareholders, which were also posted by Elliott to www.NewArconic.com:

May 16, 2017

Dear Fellow Arconic Shareholder:

You are receiving this letter because you are a shareholder of Arconic Inc. (“Arconic” or the “Company”), which was formerly a part of Alcoa Inc. This letter contains important information about your investment, including TWO back-to-back videos that you can watch on the enclosed video player.

Video 1: “Klaus Kleinfeld vs. the Facts”

Arconic Chairman and CEO Klaus Kleinfeld resigned last month when it was revealed that he sent a letter threatening a senior officer at the Company’s largest shareholder. The first enclosed video shows that the Arconic Board of Directors should have fired Dr. Kleinfeld long ago.

Under Dr. Kleinfeld:

  Shares declined nearly 70% in value
  Shareholder returns were the worst in the S&P 500
  2016 performance targets were missed in every business segment
  Shareholder rights have been frustrated by poor corporate governance practices
  Dr. Kleinfeld was paid $128 million by the Board

In its previous letters to you, Arconic’s Board asked you to trust its judgment and stick with Dr. Kleinfeld.

Now, even after Dr. Kleinfeld threatened a shareholder and resigned in disgrace, the Board is still asking shareholders to trust its judgment – even though it continues to insist that it will follow the same “strategy” that produced the abysmal results shown in the first video enclosed.

Watch the first video and ask: If a 70% decline in the value of your investment is the “strategy” and “leadership” endorsed by Arconic’s Board (that values “winning” over proper governance practices), then why should we trust this Board with our Company’s future?

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

NewArconic.com	2

Video 2: “Meet the Shareholder Nominees”

The second enclosed video introduces you to four new independent, highly qualified shareholder nominees:

•	Christopher L. Ayers – Former Alcoan and experienced operating executive, aerospace components expert
•	Elmer L. Doty – Former CEO of Vaught Aircraft, over 40 years of leadership experience in heavy industry
•	Bernd F. Kessler – Former CEO of SR Technics, extensive aerospace operating experience
•	Patrice E. Merrin – Experienced business executive and board director, has led two CEO search processes

Watch the second video so you can hear from these nominees in their own words regarding their backgrounds, qualifications, thoughts on Arconic, and goals for coming together as a Board.

This important new video shows that while questions about the Company’s slate linger, the independence, qualifications, and operating experience of the nominees put forward by Elliott (the “Shareholder Nominees”) are beyond debate. Specifically:

  The Shareholder Nominees possess deep industry knowledge and extensive operating experience.
  The Shareholder Nominees are completely independent – they will have no ties with Elliott.
  The Shareholder Nominees would add a combined 80 years of industry experience (including at the Company and its closest competitor, Precision Castparts Corporation) to the Arconic Board.
  One of the Shareholder Nominees is a former industrial and materials executive who has run multiple CEO searches.
  The Shareholder Nominees would be ready on day one to start creating value for shareholders as constructive members of the Arconic Board.

 Arconic’s Board has acknowledged that all of the Shareholder Nominees are highly qualified, independent and worthy of Board membership – yet it continues to oppose their election. Unfortunately, Arconic’s Board seems more concerned with “winning” a vote than responding to shareholder concerns or doing what is in the best long-term interest of Arconic.

We remain convinced that the only realistic way to produce the kind of change Arconic needs is through the election of all four of the highly qualified Shareholder Nominees to Arconic’s Board.

We are grateful for and appreciative of the time you have already spent staying informed about the upcoming vote, and we hope you’ll take a few moments to watch these important videos.

You can take action to protect your investment and help us bring real change to Arconic. Arconic is ready to rise. Please vote using only the BLUE proxy card today.

Thank you,

Elliott Management Corporation

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. Elliott urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with Elliott’s recommendations on the other proposals on the agenda for the 2017 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the WHITE management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our four Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

Okapi Partners is assisting Elliott with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 869-0171

E-mail: info@okapipartners.com

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

May 16, 2017

Dear Fellow Arconic Shareholder:

You are receiving this letter because you are a shareholder of Arconic Inc. (“Arconic” or the “Company”), which was formerly a part of Alcoa Inc. This letter contains important information about your investment.

The enclosed BLUE proxy card gives you the power to choose a brighter future for a New Arconic.

Don’t just take our word for it – the enclosed summary of quotes from other Arconic shareholders, representing more than 20% of the Company, demonstrates strong support for the BLUE card among your fellow owners of Arconic.

We think the “New Arconic” plan could increase the value of your investment substantially – to as much as $33-$46 per share.

Our firm, Elliott Management, manages funds with a combined 13.2% economic interest in Arconic, making us the Company’s largest shareholder. We have no special rights and enjoy no preferences. Our decision to make such a large investment was not made to produce a quick buck. We are long-term investors, and we are highly committed to seeing Arconic improve in ways that will maximize investment returns for all shareholders.

We are asking for your support for four new independent, highly qualified directors:

•	Christopher L. Ayers – Former Alcoan and experienced operating executive, aerospace components expert
•	Elmer L. Doty – Former CEO of Vaught Aircraft, over 40 years of leadership experience in heavy industry
•	Bernd F. Kessler – Former CEO of SR Technics, extensive aerospace operating experience
•	Patrice E. Merrin – Experienced business executive and board director, has led two CEO search processes

You can take action to protect your investment and help us bring real change to Arconic. Arconic is ready to rise. Please vote using only the BLUE proxy card today.

Thank you,

Elliott Management Corporation

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. Elliott urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with Elliott’s recommendations on the other proposals on the agenda for the 2017 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the WHITE management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our four Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

Okapi Partners is assisting Elliott with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 869-0171

E-mail: info@okapipartners.com

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

Item 2: On May 17, 2017, the following materials were posted by Elliott to www.NewArconic.com: